EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Form 3 (or any amendment thereto) relating to the common stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Form 3.

Date: April 22, 2019

LSP V Cooperatieve U.A.

By LSP V Management B.V
By:	/s/ Martijn Kliejwegt
Name:	Martijn Kliejwegt
Title:	Managing Director

LSP V Management B.V
By:	/s/ Martijn Kliejwegt
Name:	Martijn Kliejwegt
Title:	Managing Director